Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO RECEIVABLES FINANCING AGREEMENT

AND

REAFFIRMATION OF PERFORMANCE GUARANTY

This AMENDMENT NO. 3 TO RECEIVABLES FINANCING AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of August 4, 2023, is entered into by and among AIT RECEIVABLES LLC, as borrower under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Borrower”), APPLIED INDUSTRIAL TECHNOLOGIES, INC. (“Applied Industrial”), as initial servicer under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), as a committed lender under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Lender”), and as group agent for the PNC Group under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Group Agent”), REGIONS BANK (“Regions”), as a committed lender under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Lender” and together with PNC as a Committed Lender, the “Committed Lenders” or the “Lenders”) and as group agent for the Regions Group under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Group Agent” and together with PNC as Group Agent, the “Group Agents”), and the various other Lenders and Group Agents from time to time party to the Receivables Financing Agreement, and acknowledged and agreed to by PNC CAPITAL MARKETS LLC, as structuring agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Structuring Agent”), and is reaffirmed by, with respect to Section 11 hereof, Applied Industrial, as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”).

BACKGROUND

WHEREAS, the Borrower, the Servicer, the Lenders, the Group Agents, the Administrative Agent, and, solely with respect to Section 10.10 thereof, the Structuring Agent, entered into the Receivables Financing Agreement as of August 31, 2018 (as amended by the Amendment No. 1 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty, dated as of March 26, 2021, the Amendment No. 2 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty, dated as of May 12, 2023, and as may be further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Receivables Financing Agreement”, and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”);

WHEREAS, the Performance Guarantor entered into the Performance Guaranty as of August 31, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”) in favor of, and as accepted by, the Administrative Agent; and

WHEREAS, the parties hereto wish to amend the Original Receivables Financing Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Receivables Financing Agreement.

SECTION 2. Amendments to Original Receivables Financing Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, the Original Receivables Financing Agreement is hereby amended as follows:

(a) The definition of “Scheduled Termination Date” set forth in Section 1.01 of the Original Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

““Scheduled Termination Date” means August 4, 2026.”.

(b) The definition of “Subject Receivable” set forth in Section 1.01 of the Original Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

““Subject Receivable” means any receivable, (i) the originator of which is a Subject Originator, (ii) which relates to FCX originated non-trade commission receivables, or (iii) which relates to a business unit acquired by Applied Industrial on or after August 4, 2023.”.

(c) Section 9.01(f) of the Original Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

“(f) (i) the average for three (3) consecutive Fiscal Months of: (A) the Default Ratio shall exceed three and one-half percent (3.50%), (B) the Delinquency Ratio shall exceed nine percent (9.00%) or (C) the Dilution Ratio shall exceed six percent (6.00%) or (ii) the Days’ Sales Outstanding shall exceed sixty five (65) calendar days;”.

(d) Section 9.01(i) of the Original Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

“(i) (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least fifty million dollars ($50,000,000) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate or permit the acceleration of the maturity of such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) or to terminate the commitment of any lender thereunder, or (iv) any such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;”.

(e) Section 9.01(l) of the Original Receivables Financing Agreement is hereby deleted in its entirety and is replaced with “[Reserved]”.

(f) Section 9.01(r) of the Original Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

“(r) one or more judgments or decrees shall be entered against the Borrower, any Originator, the Performance Guarantor or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive calendar days, and the aggregate amount of all such judgments equals or exceeds fifty million dollars ($50,000,000) (or solely with respect to the Borrower, eighteen thousand six hundred dollars ($18,600); or”.

SECTION 3. Representations, Warranties and Enforceability. Each of the Borrower and the Servicer hereby represents and warrants to the Administrative Agent, the Group Agents and the Lenders, as applicable, as of the date hereof with respect to itself, as follows:(a) the representations and warranties of it contained in Section 6.01 and Section 6.02, as applicable, of the Receivables Financing Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;

(b) no event has occurred and is continuing, or would result immediately after giving effect to this Amendment, that constitutes an Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement; and

(c) (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Receivables Financing Agreement are within its organizational powers and have been duly authorized by all necessary action on its part, and (ii) this Amendment and the Receivables Financing Agreement are its valid and legally binding obligations, enforceable in accordance with their respective terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received a fully executed counterpart of (i) this Amendment and (ii) the Second Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter” and together with this Amendment, the “Amendment Documents”), by and among the Administrative Agent, the Lenders, the Group Agents and the Structuring Agent, and acknowledged and agreed to by the Borrower.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

(c) PNC, as the Administrative Agent, as a Committed Lender and as the Group Agent for the PNC Group (or the Structuring Agent on behalf of PNC, as applicable), and Regions, as a Committed Lender and as the Group Agent for the Regions Group, in each case, under the Receivables Financing Agreement, as applicable, shall have received all fees and other amounts due and payable to it under the Transaction Documents and in connection with the Amendment Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d) No Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement, shall have occurred and be continuing.

SECTION 5. Amendment. The Borrower, the Servicer, the Administrative Agent, the Group Agents, the Lenders, and, with respect to Section 11 hereof, the Performance Guarantor, hereby agree that the provisions and effectiveness of this Amendment shall apply to the Original Receivables Financing Agreement as of the date hereof. Except as amended by this Amendment, the Original Receivables Financing Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 7. Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8. Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Borrower, the Servicer, the Administrative Agent, the Group Agents, the Lenders, and, with respect to Section 11 hereof, the Performance Guarantor and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Receivables Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

SECTION 11. Reaffirmation of Performance Guarantee. After giving effect to the Amendment Documents, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

AIT RECEIVABLES LLC, as the Borrower

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

APPLIED INDUSTRIAL TECHNOLOGIES, INC., as the Servicer

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

By:	/s/ Jon S. Ploetz
Name:	Jon S. Ploetz
Title:	Vice President – General Counsel & Secretary

Amendment No. 3 to RFA (AIT)
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Acknowledged and reaffirmed by, with respect to Section 11 hereof, as of the date first written above:

APPLIED INDUSTRIAL TECHNOLOGIES, INC., as the Performance Guarantor

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

By:	/s/ Jon S. Ploetz
Name:	Jon S. Ploetz
Title:	Vice President – General Counsel & Secretary

Amendment No. 3 to RFA (AIT)
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PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Deric Bradford
Name:	Deric Bradford
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as the Group Agent for the PNC Group

By:	/s/ Deric Bradford
Name:	Deric Bradford
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Lender

By:	/s/ Deric Bradford
Name:	Deric Bradford
Title:	Senior Vice President

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REGIONS BANK, as the Group Agent for the Regions Group

By:	/s/ James Barwis
Name:	James Barwis
Title:	Managing Director

REGIONS BANK, as a Committed Lender

By:	/s/ James Barwis
Name:	James Barwis
Title:	Managing Director

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Acknowledged and agreed to by, as of the date first written above:

PNC CAPITAL MARKETS LLC, as the Structuring Agent

By:	/s/Deric Bradford
Name:	Deric Bradford
Title:	Managing Director

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